AMENDED BYLAWS

                                       OF

                          GOALTIMER INTERNATIONAL, INC.

                                    ARTICLE I

                                     OFFICES

         Section 1.1 PRINCIPAL OFFICE. The principal of f ice of the corporation in the State of Colorado shall be located at 610 South Lipan Street, Denver, Colorado 80223, in the City and County of Denver. The corporation may have such other offices either within or without the State of Colorado, as the Board of Directors may designate or as the business of the corporation may require from time to time. A change in principal office shall not require amendment of these ByLaws.

         Section 1.2 REGISTERED OFFICE. The registered office of the corporation, required by the Colorado Corporation Code to be maintained in the State of Colorado, may be, but need not be, identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held at such time on such day as shall be fixed by the Board of Directors, commencing with the year 1993, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

         Section 2.2 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-fourth (25%) of all outstanding shares of the corporation entitled to vote at the meeting.

         Section 2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or without the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote and whom were not given proper notice may designate any place, either within or without the State of Colorado, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado.

         Section 2.4 NOTICE OF MEETING. written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the authorized shares of the corporation are to be increased, at least thirty days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

         Section 2.5 MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or without the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

         Section 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period, but not to exceed, in any case, fifty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date f or such determination of shareholders. When a determination of shareholders entitled to vote at any meet-ing of shareholders has been made as provided in this section, such determina-tion shall apply to any adjournment thereof.

         Section 2.7 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

         The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

         Section 2.8 QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Colorado Corporation Code and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.9 MANNER OF ACTING. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or ,number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

         Section 2.10 PROXIES. At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid af ter eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 2.11 VOTING OF SHARES. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a Vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

         Section 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other corporation may determine.

         Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

         Section 2.13 INFORMAL ACTION BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Section 2.14 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

         Section 2.15 CUMULATIVE VOTING. Cumulative voting is not authorized pursuant to the terms of the Articles of Incorporation.

         Section 2.16 PREEMPTIVE RIGHTS. No holder of shares of the corporation of any class shall have any preemptive or preferential right in or preemptive or preferential right to subscribe to or for or acquire any new or additional shares, or any subsequent issue of shares, or any unissued or treasury shares of the corporation, whether now or hereafter authorized, or any securities convertible into or carrying a right to subscribe to or for or acquire any such shares, whether now or hereafter authorized.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

         Section 3.2 PERFORMANCE OF DUTIES. A director of the corporation shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such case as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons or groups listed in paragraphs (a), (b), and (c) of this Section 3.2; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the corporation. Those persons or groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

                a. One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

                b. Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons, professional or expert competence; or

                c. A committee of the board upon which he does not serve, duly designated in accordance with the provision of the Articles of Incorpora -tion or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

         Section 3.3 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than of that number otherwise required by law. The number of directors sitting on the board shall initially be set at four (4) until such time as at least 10 shareholders exist in the Corporation. At that time that number of directors shall increase to five
(5) unless changed by the vote of no less than 67% of all directors currently serving. Each director shall hold office until the next annual meeting of shareholders or until his successor shall have been elected and qualified. Directors need not be residents of the State of Colorado or shareholders of the corporation. From time to time by resolution of the Board of Directors, a Chairman for the Board of Directors may be elected to serve a term of one (1) year or until replaced by the Board of Directors.

         Section 3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

         Section 3.5 SPECIAL MEETING. Special meetings of the Board of Directors may be called by or at the request of the president, Chairman of the Board or two thirds of the current Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

         Section 3.6 NOTICE. Written notice of any special meeting of directors shall be given as follows:

                           By mail to each director at his business address at
                  least three days prior to the meeting; or

                           By personal delivery or telegram at least twenty-four
                  hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 3.7 QUORUM. A majority of the number of directors fixed by or pursuant to Section 3.2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

         Section 3.8 MANNER OF ACTING. Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 3.9 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken by the Board of Directors or by the committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subject matter thereof.

         Section 3. 10 PARTICIPATION BY ELECTRONIC MEANS. Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Section 3.11 VACANCIES. Any vacancy occurring in the Board of Directors may only be filled by a special meeting of the shareholders of the corporation. A director elected to f ill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by election by the shareholders for a term of office continuing only until the next election of directors by the shareholders.

         Section 3.12 RESIGNATION. Any director of the corporation may resign at any time by giving written notice to he president or the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.13 REMOVAL. A director or directors of the corporation may only be removed, with or without cause, upon the affirmative vote of 67% of the shareholders at a special meeting of shareholders.

         Section 3.14 COMMITTEES. By resolution adopted by a majority of the Board of Directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall not be proscribed by the Colorado Corporation Code.

         Section 3.15 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director f rom. serving the corporation in any other capacity and receiving compensation therefor.

         Section 3.16 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 3.17 AUTHORIZATION OF COMPREHENSIVE BENEFITS. The Board of Directors shall have authority to provide for or to delegate authority to an officer to provide for reimbursement or payment of any and all medical, dental and medicine expenditures and bills, reasonable pensions, health and accident insurance, paid vacation, disability or death benefits and other benefits or payments, to directors, officers and employees and to their estates, families dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1 NUMBER. The officers of the corporation shall be a president, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

         Section 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         Section 4.3 REMOVAL. Any officer or agent may be removed by the vote of two-thirds of the current members of the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 4.5 PRESIDENT. The president shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the

Board of Directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 4.6 THE VICE PRESIDENTS. If elected or appointed by the Board of Directors, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the president or in the event of his death, inability or refusal to act, perform all duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

         Section 4.7 THE SECRETARY. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the president or by the Board of Directors.

         Section 4.8 THE TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation;
(b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article U of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         Section 4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of directors, may sign with the president or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the president or the Board of Directors.

         Section 4.10 BONDS If the Board of Directors by resolution shall so require, any officer or agent to the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

         Section 4.11 SALARIES. The Salaries of the officers shall be fixed by written employment agreements and the same may be modified only upon the vote of 67% of the current directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

         Section 5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 5.4 DEPOSITS. All funds of the corporation not other wise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VI

             SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

         Section 6.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

         Section 6.2 CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman or Vice-Chairman of the Board of Directors or by the president or a vice-president and by the treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is counter-signed by a transfer agent, or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that shares are without qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge.

         Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

         The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

         Section 6.3 CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

         Section 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by assigned application for a new Certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the president and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by their certificate alleged to be lost, stolen or destroyed.

         Section 6.5 TRANSFER OF SHARES. No shareholder shall sell, assign, encumber or otherwise dispose of his stock, either in whole or in part, during his lifetime without first making a written off er to sell such shares to the corporation and to each of the remaining shareholders under the same terms and conditions as set forth below. In no event may a sale be made to any person, or to a corporation or other entity that would require the corporation to lose its status pursuant to Subchapter S of the Internal Revenue Code; to register the stock with any state or federal agency or stock exchange; or that would interfere with any public or private offering of stock currently being offered by the corporation.

         Any offer to sell, assign, encumber or otherwise dispose of stock shall disclose the existence of any outside or third person prospect who has expressed an interest in purchasing, encumbering or being transferred the same, together with the transfer price, terms and conditions.

         The corporation shall have sixty (60) days after receipt of the shareholder's written offer to sell in which to elect to purchase the stock of the shareholder. If an election to purchase is made, written notice of the election must be delivered to the shareholder within the sixty (60) day period. If no election to purchase is made, the shareholder shall make a written offer to sell his stock to the other shareholders for the same price and subject to the same conditions as offered to the corporation. Each shareholder shall be entitled to purchase a portion of the shares offered based on the ratio of the shares he then owns to the total number of shares owned by all the shareholders, except that if any shareholder does not purchase his portion of the shares offered such portion shall then be available to the other shareholders on a proportional basis.

         If no election is made by the corporation, or by the other shareholders, to purchase the offered stock, the shareholder shall be free to dispose of his stock or the remaining portion thereof not so purchased without regard to the terms of this agreement. However any such transfer may only be upon the price, terms and conditions that were previously offered to the corporation and its remaining shareholders. In the event that the price, terms or conditions change, the corporation and its remaining shareholders must likewise be notified of the change and be given an additional offer to sell as set forth in this provision pursuant to the changed price, terms and conditions.

         Section 6.6 SHARE RESTRICTIONS OR VOTING TRUSTS. Corporation shall comply with the terms of any legal and valid share transfer restrictions or voting trust agreements that may be entered into by and between its shareholders, and which agreements comport with the terms and conditions of these ByLaws and the corporation's Articles of Incorporation.

         Section 6.7 AUTHORIZATION TO CORPORATION TO IMPOSE RESTRICTIONS APART FROM ARTICLES. The Board of Directors of the corporation may, by proper amendment of these Bylaw provisions, impose reasonable restrictions on the transfer of shares, and may amend, repeal or enlarge the provisions from time to time.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the corporation shall end on such date as shall be adopted by the Board of Directors.

                                  ARTICLE VIII

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE IX

                                 CORPORATE SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL".

                                    ARTICLE X

                                WAIVER OF NOTICE

         Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Colorado Corporation Code, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by 67 percent of the shareholders present at any meeting of the shareholders of the Corporation at which a quorum is present.

         I hereby certify that the foregoing Amended Bylaws, consisting of seventeen (17) pages, including this page, constitute the Bylaws of GOALTIMER INTERNATIONAL, INC. adopted by the Shareholders of Directors of the corporation as of May 12th, 1993.


                                   GOALTIMER INTERNATIONAL, INC.


                                   /s/ Elmer L. Tintera
                                   -----------------------------------------
                                   Elmer L. Tintera, Secretary

STATE OF COLORADO     )
                      )        S.S.
COUNTY OF DENVER      )

Subscribed and sworn to before me on this 12th day of May, 1993, by Elmer L. Tintera, as Secretary of GOALTIMER INTERNATIONAL, INC.




                                            /s/ Ellen Pydyszewski
                                            --------------------------------
                                            Notary Public


My Commission expires: 11-15-1993.